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[LETTERHEAD OF RP FINANCIAL, LC.]



                                                                    EXHIBIT 23.4


                                                 December 17, 1997


Boards of Directors
SouthBanc Shares, M.H.C.
Perpetual Bank, A Federal Savings Bank
907 North Main Street
Anderson, South Carolina  29261

Gentlemen:

      We hereby consent to the use of our firm's name in the Application for Conversion of SouthBanc Shares, M.H.C., the mutual holding company for Perpetual Bank, A Federal Savings Bank, Anderson, South Carolina, and any amendments thereto, in the Form S-1 Registration Statement and any amendments thereto and in the Form H(e)1-s for SouthBanc Shares, Inc. We also hereby consent to the inclusion of, summary of and references to our Appraisal Report and our statement concerning subscription rights in such filings including the Prospectus of SouthBanc Shares, Inc.



                                         Sincerely,
                                         RP FINANCIAL, LC.

                                         /s/ James J. Oren

                                         James J. Oren
                                         Vice President